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                                                                   EXHIBIT 10.17

                            ASSET PURCHASE AGREEMENT

         THIS ASSET PURCHASE AGREEMENT (the "Agreement") is made and entered into as of April 21, 1998, by and between NATIONSRENT OF FLORIDA, INC., a Delaware corporation (the "Buyer"), and NAPLES RENT-ALL AND SALES COMPANY, INC., a Florida corporation (the "Seller"). The Buyer and the Seller are referred to herein collectively as the "Parties."

                                    RECITALS

         This Agreement contemplates a transaction in which the Buyer will purchase substantially all of the assets (and assume certain of the liabilities) of the Seller in return for cash and other consideration.

                             STATEMENT OF AGREEMENT

         Now, therefore, in consideration of the premises and the mutual promises herein made, and in consideration of the representations, warranties and covenants herein contained, the Parties hereby agree as follows.

         SS.1.      DEFINITIONS.

         For purposes of this Agreement, in addition to the terms defined elsewhere in this Agreement, the following terms shall have the meanings set forth below:

         "Acquired Assets" means all right, title, and interest in and to all of the assets and business of Seller, including all Cash, tangible and intangible personal property and real property interests, machinery, equipment (including Rental Equipment), inventories of materials and supplies, furniture and fixtures, automobiles, trucks, tractors, trailers, leases, subleases and rights thereunder, Marks, agreements, contracts, accounts, notes, and other receivables, claims, deposits, prepayments, refunds, causes of action, rights of recovery, rights of set off and rights of recoupment, franchises, approvals, permits, licenses, orders, registrations, certificates, variances, and similar rights obtained from governments and governmental agencies, books, records, ledgers, files, documents, correspondence and lists, the Employee Benefit Plans (and the assets corresponding thereto) that the Seller maintains and each trust, insurance contract, annuity contract or other funding arrangement that the Seller has established with respect thereto, including, without limitation, all assets set forth in Schedule A attached hereto; provided, however, that the Acquired Assets shall not include (i) the corporate charter, taxpayer and other identification numbers, seals, minute books, stock transfer books, blank stock certificates, and other documents relating to the organization, maintenance, and existence of the Seller as a corporation, (ii) any of the rights of the Seller under this Agreement (or any other agreement between the Seller on the one hand and the Buyer on the other hand entered into on or after the date of this Agreement, (iii) the key man like insurance policies insuring the life of the Stockholder owned by the Seller; and (iv) the Seller's real property interests relating to its three (3) Facilities.



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         "Adverse Consequences" means all actions, suits, proceedings, hearings, investigations, charges, complaints, claims, demands, injunctions, judgments, orders, decrees, rulings, damages, dues, penalties, fines, costs, amounts paid in settlement, Liabilities, obligations, Taxes, liens, losses, expenses, and fees, including court costs and reasonable attorneys' fees and expenses.

         "Affiliate" has the meaning set forth in Rule 12b-2 of the regulations promulgated under the Securities Exchange Act of 1934, as amended.

         "Agreement with Stockholder" means the Agreement with the Stockholder entered into concurrently herewith and attached hereto as Exhibit F.

         "Applicable Rate" means the interest rate announced from time to time by Fifth Third Bank, as its prime lending rate, expressed as a percent per annum, determined on a daily basis.

         "Assumed Liabilities" means the Liabilities, if any, of the Seller to be assumed by the Buyer hereunder as set forth in Schedule B attached hereto.

         "Assumption Agreement" has the meaning set forth in ss.6(a)(vi) below.

         "Basis" means any past or present fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act, or transaction that forms or could form the basis for any specified consequence.

         "Benefit Arrangement" has the meaning set forth in ss.3(v) below.

         "Bill of Sale" has the meaning set forth in ss.6(a)(v) below.

         "Business Records" has the meaning set forth in ss.5(a) below.

         "Buyer" has the meaning set forth in the preface above.

         "Buyer's Parent" means NationsRent, Inc., a Delaware corporation and the sole shareholder of the Buyer.

         "Cash" means cash and cash equivalents (including marketable securities and short term investments) calculated in accordance with GAAP applied on a basis consistent with the preparation of the Seller's financial statements.

         "Certificate of Title" means the certificate of title or manufacturer's or importer's certificate, as applicable, issued by the Registrar of Title in the jurisdiction in which the applicable item of Titled Property is registered.

         "Closing" has the meaning set forth in ss.2(g) below.

         "Closing Date" has the meaning set forth in ss.2(g) below.



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         "Confidential Information" means any information concerning the businesses and affairs of the Seller or the Buyer that is neither already generally available to the public nor becomes generally available to the Public through no fault of the Seller or its Affiliates.

         "Consent to Sublease Agreement" and "Consents to Sublease Agreements" have the respective meanings set forth in ss.2(d) below.

         "2600 Davis Blvd. Facility" means the parcel of real property and the improvements thereon located at 2600 Davis Blvd., Naples, Collier County, Florida, which property is leased by the Seller and used by the Seller as an equipment rental location.

         "2636 Davis Blvd. Facility" means the parcel of real property and the improvements thereon located at 2636 Davis Blvd., Naples, Collier County, Florida, which property is leased by the Seller and used by the Seller as an equipment rental location.

         "Disclosure Schedule" has the meaning set forth in ss.3 below.

         "Employment Agreement" has the meaning set forth in ss.2(f) below.

         "Employee Benefit Plan" means any (a) nonqualified deferred compensation or retirement plan or arrangement, (b) qualified defined contribution retirement plan or arrangement which is an Employee Pension Benefit Plan, (c) qualified defined benefit retirement plan or arrangement which is an Employee Pension Benefit Plan (including any Multiemployer Plan), or (d) Employee Welfare Benefit Plan or material fringe benefit or other retirement, bonus, or incentive plan or program.

         "Employee Pension Benefit Plan" has the meaning set forth in ERISA ss.3(2).

         "Employee Welfare Benefit Plan" has the meaning set forth in ERISA ss.3(1).

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

         "ERISA Affiliate" has the meaning set forth in ss.3(v) below.

         "Facility" means, individually, the 2600 Davis Blvd. Facility, the 2636 Davis Facility and the North Airport Road Facility.

         "Facilities" means, collectively, the 2600 Davis Blvd. Facility, the 2636 Davis Facility and the North Airport Road Facility.

         "Financial Statements" has the meaning set forth in ss.3(g) below.

         "GAAP" means United States generally accepted accounting principles as in effect from time to time.

         "Indemnified Party" has the meaning set forth in ss.8(d)(i) below.



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         "Indemnifying Party" has the meaning set forth in ss.8(d)(i) below.

         "Knowledge" means actual knowledge after reasonable investigation.

         "Liability" means any liability (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due), including any liability for Taxes and any liability related to, under, or with respect to any Employee Benefit Plan that the Seller or any subsidiary or ERISA Affiliate of Seller maintains or ever has maintained.

         "Marks" has the meaning set forth in ss.3(t) below.

         "Most Recent Balance Sheet" means the balance sheet contained within the Most Recent Financial Statements.

         "Most Recent Financial Statements" has the meaning set forth in ss.3(g) below.

         "Most Recent Fiscal Month End" has the meaning set forth in ss.3(g) below.

         "Most Recent Fiscal Year End" has the meaning set forth in ss.3(g) below.

         "Multiemployer Plan" has the meaning set forth in ERISA ss.3(37)

         "North Airport Road Facility" means the parcel of real property and the improvements thereon located at 6487 North Airport Road, Naples, Collier County, Florida, which property is leased by the Seller and used by the Seller as an equipment rental location.

         "Note" has the meaning set forth in ss.2(c) below.

         "Ordinary Course of Business" means the ordinary course of business consistent with past custom and practice (including with respect to quantity and frequency).

         "Parties" has the meaning set forth in the preface above.

         "Person" means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, or a governmental entity (or any department, agency, or political subdivision thereof).

         "401(k) Plan" has the meaning set forth in ss.7(h) below.

         "Purchase Price" has the meaning set forth in ss.2(c) below.

         "Registrar of Title" means the department, agency, court or official in the jurisdiction in which an item of Titled Property is registered that is responsible for accepting applications for, and maintaining records regarding, Certificates of Title and liens thereon.



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         "Rental Equipment" means all machinery, equipment, tools, supplies and other similar tangible personal property used or held for use by the Seller or its customers.

         "Securities Act" means the Securities Act of 1933, as amended.

         "Security Interest" means any mortgage, pledge, lien, encumbrance, charge or other security interest.

         "Seller" has the meaning set forth in the preface above.

         "Stockholder" means Michael C. Nordberg, the sole stockholder of the Seller.

         "Sublease Agreement" and "Sublease Agreements" have the respective meanings set forth in ss.2(d) below

         "Subsidiary" means any corporation with respect to which a specified Person (or a Subsidiary thereof) owns a majority of the common stock or has the power to vote or direct the voting of sufficient securities to elect a majority of the directors.

         "Tax" means any federal, state, local, or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental (including taxes under Internal Revenue Code ss.59A), customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not.

         "Third Party Claim" has the meaning set forth in ss.8(d)(i) below.

         "Titled Property" means the automobiles, trucks, trailers, semitrailers, equipment, machinery and other tangible personal property of the Seller included in the Acquired Assets, the ownership of which is evidenced by a Certificate of Title.

         "Titled Property Transfer Documents" has the meaning set forth in ss.6(a)(v) below.

         SS.2.    BASIC TRANSACTION.

         (A) PURCHASE AND SALE OF ASSETS. On and subject to the terms and conditions of this Agreement, at the Closing the Buyer shall purchase from the Seller, and the Seller shall sell, assign, transfer, convey, and agree to deliver to the Buyer, all of the Acquired Assets for the consideration specified below in this ss.2.

         (B) ASSUMPTION OF LIABILITIES. On and subject to the terms and conditions of this Agreement, at the Closing the Buyer agrees to assume and become responsible for all of the Assumed Liabilities. The Buyer shall not assume or have any responsibility, however, with respect to any other obligation or Liability of the Seller not included within the definition of Assumed



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Liabilities. The Assumed Liabilities shall not include any liability of Seller under that certain consulting agreement dated November 22, 1994 between Seller and John Caskey, Jr.

         (C) PURCHASE PRICE. The Buyer agrees to pay to the Seller an amount equal to Four Million One Hundred Thousand Fifty Dollars ($4,150,000) (the "Purchase Price"). The Purchase Price shall be paid at the Closing by (i) wire transfer or delivery of other immediately available funds in the amount of Three Million One Hundred Fifty Thousand Dollars ($3,150,000) and (ii) execution and delivery by the Buyer's Parent to the Seller of an unsecured convertible subordinated promissory note in the original principal amount of One Million Dollars ($1,000,000) in the form of Exhibit A attached hereto (the "Note").

         (D) SUBLEASE OF FACILITIES. At the Closing, the Buyer and the Seller shall enter into a sublease agreement relating to each Facility in the form of Exhibit B attached hereto (individually, a "Sublease Agreement" and collectively, the "Sublease Agreements"), at the monthly rental rates specified in Schedule C attached hereto, and (ii) an agreement with the Seller's landlord for each facility in the form of Exhibit C attached hereto (with such changes thereto as are reasonably acceptable to the Parties), whereby such landlords shall consent to the Sublease Agreements (individually, a "Consent to Sublease Agreement" and collectively, the "Consent to Sublease Agreements").

         (E) EMPLOYMENT AGREEMENT. At the Closing, the Buyer shall enter into an employment agreement with the Stockholder in the form of Exhibit C attached hereto (the "Employment Agreement").

         (F) THE CLOSING. The closing of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Squire, Sanders & Dempsey L.L.P. in Columbus, Ohio commencing at 11:00 a.m. (local time) on April 21, 1998 or such other date as the Parties may mutually determine (the "Closing Date"). Subject to the provisions of ss.9 hereof, failure to consummate the transactions contemplated by this Agreement on the date and time specified in this ss.2(f) shall not result in the termination of this Agreement and shall not relieve any party of its obligations under this Agreement.

         (G) DELIVERIES AT THE CLOSING. At the Closing, (i) the Seller shall deliver to the Buyer the various agreements, certificates, instruments and documents required herein; (ii) the Buyer shall deliver to the Seller the various agreements, certificates, instruments and documents required herein;
(iii) the Seller shall execute, acknowledge (if appropriate) and deliver to the Buyer such instruments of sale, transfer, conveyance and assignment as the Buyer and its counsel reasonably may request; (iv) the Buyer will execute, acknowledge (if appropriate) and deliver to the Seller such instruments of assumption as the Seller and its counsel reasonably may request; and (v) the Buyer shall deliver to the Seller the consideration specified in ss.2(c) above.

         SS.3.    REPRESENTATIONS AND WARRANTIES OF THE SELLER.

         The Seller represents and warrants to the Buyer that the statements contained in this ss.3 are true, correct and complete as of the date of this Agreement and shall be true, correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the



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date of this Agreement throughout this ss.3), except as set forth in the disclosure schedule accompanying this Agreement executed and delivered by the Seller to the Buyer on the date hereof (the "Disclosure Schedule"). The Disclosure Schedule shall be arranged in paragraphs corresponding to the lettered and numbered paragraphs contained in this ss.3. The Seller shall have the right to amend and/or supplement the Disclosure Schedule by giving the Buyer written notice thereof on or before April 23, 1998; provided, however, that in such event the Buyer shall have the right and option to terminate this Agreement in accordance with the provisions of ss.9(a)(iv)(B) hereof.

         (A) ORGANIZATION OF THE SELLER. The Seller is a corporation duly organized, validly existing, and in good standing under the laws of the State of Florida. The Stockholder is the owner of all of the issued and outstanding shares of capital stock of the Seller.

         (B) AUTHORIZATION OF TRANSACTION. The Seller has full power and authority (including full corporate power and authority) to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement constitutes the valid and legally binding obligation of the Seller, enforceable in accordance with its terms and conditions.

         (C) NONCONTRAVENTION. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby (including the assignments and assumptions referred to in ss.2 above), will (i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling or charge, or, to the Knowledge of the Seller, any other restriction of any government, governmental agency or court to which the Seller is subject; (ii) any provision of the charter or bylaws of the Seller; or (iii) except as set forth in ss.3(c)(iii) of the Disclosure Schedule, conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify or cancel, or require any notice under any agreement, contract, lease, license, instrument or other arrangement to which the Seller is a party or by which it is bound or to which any of its assets is subject (or result in the imposition of any Security Interest upon any of its assets). The Seller does not need to give any notice to, make any filing with, or obtain any authorization, consent or approval of any government or governmental agency in order for the Parties to consummate the transactions contemplated by this Agreement (including the assignments and assumptions referred to in ss.2 above).

         (D) BROKERS' FEES. The Seller has no Liability or obligation to pay any fees or commissions to any broker, finder or agent with respect to the transactions contemplated by this Agreement for which the Buyer could become liable or obligated.

         (E) TITLE TO ASSETS. The Seller has good and marketable title to, or a valid leasehold interest in, the properties and assets used by it, located on its premises, or shown on the Most Recent Balance Sheet or acquired after the date thereof, free and clear of all Security Interests, except for properties and assets disposed of in the Ordinary Course of Business since the date of the Most Recent Balance Sheet. Without limiting the generality of the foregoing, the Seller has (and at the Closing shall transfer to the Buyer) good and marketable title to all of the Acquired Assets, free and clear of any Security Interest or restriction on transfer, except for Security Interests securing Assumed Liabilities. ss.3(e) of the Disclosure Schedule identifies in reasonable detail (including, without limitation, the make, model, serial and registration numbers and year) all Titled Property.



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         (F)      SUBSIDIARIES; AFFILIATES. The Seller has no Subsidiaries. None
of the Seller's Affiliates is engaged in any business except as a stockholder, director, officer and/or employee of the Seller.

         (G) FINANCIAL STATEMENTS. Attached hereto as Exhibit D are the following financial statements (collectively, the "Financial Statements"): (i) unaudited balance sheets and statements of income, changes in stockholders' equity, and changes in cash flows as of and for the fiscal years ended December 31, 1996 and December 31, 1997 (the "Most Recent Fiscal Year End") for the Seller, and (ii) unaudited balance sheets and statements of income, changes in stockholders' equity, and changes in cash flows (the "Most Recent Financial Statements") as of and for the three months ended March 31, 1998 (the "Most Recent Fiscal Month End") for the Seller. The Financial Statements (including the notes thereto) have been prepared in accordance with GAAP applied on a consistent basis throughout the periods covered thereby, present fairly the financial condition of the Seller as of such dates and the results of operations of the Seller for such periods, are correct and complete in all material respects, and are consistent with the books and records of the Seller (which books and records are correct and complete); provided, however, that the Most Recent Financial Statements are subject to normal year end adjustments (which will not be material individually or in the aggregate) and lack footnotes and other presentation items.

         (H) UNDISCLOSED LIABILITIES. The Seller has no Liability relating to its business (and, to the Knowledge of the Seller, there is no Basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand against the Seller giving rise to any such Liability), except for Liabilities which have arisen after the Most Recent Fiscal Month End in the Ordinary Course of Business (none of which results from, arises out of, relates to, is in the nature of, or was caused by any breach of contract, breach of warranty, tort, infringement, or violation of law).

         (I) LEGAL COMPLIANCE. Except as set forth in ss.3(i) of the Disclosure Schedule, the Seller has complied with and is not in violation of any applicable laws (including rules, regulations, codes, plans, injunctions, judgments, orders, decrees, rulings, and charges thereunder) of federal, state, local and foreign governments (and all agencies thereof), and no action, suit, proceeding, hearing, complaint, claim, demand, notice or, to Seller's Knowledge, investigation has been filed or commenced against it alleging any failure so to comply.

         (J) EVENTS SUBSEQUENT TO MOST RECENT FISCAL YEAR END. Since the Most Recent Fiscal Year End, the Seller has operated its business and otherwise conducted its affairs only in the Ordinary Course of Business and there has not been any material adverse change in the business, financial condition, operations, results of operations or future prospects of the Seller. Without limiting the generality of the foregoing, since that date (except as set forth in ss.3(j) of the Disclosure Schedule):

                  (i) the Seller has not sold, leased, transferred or assigned any of its assets, tangible or intangible, other than for a fair consideration in the Ordinary Course of Business;



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                  (ii)     the Seller has not entered into any agreement,
         contract, lease or license (or series of related agreements, contracts, leases and licenses) either involving more than $5,000 (except for the purchase of Rental Equipment and other inventory in the Ordinary Course of Business and leases of Rental Equipment to Customers in the Ordinary Course of Business) or outside the Ordinary Course of Business;

                  (iii) no party (including the Seller) has accelerated, terminated, modified, or canceled any agreement, contract, lease or license (or series of related agreements, contracts, leases, and licenses) involving more than $5,000 to which the Seller is a party or by which it is bound;

                  (iv) the Seller has not imposed any Security Interest upon any of its assets, tangible or intangible;

                  (v) the Seller has not made any capital expenditure (or series of related capital expenditures) either involving more than $5,000 or outside the Ordinary Course of Business;

                  (vi) the Seller has not made any capital investment in, any loan to, or any acquisition of the securities or assets of, any other Person (or series of related capital investments, loans and acquisitions) either involving more than $5,000 or outside the Ordinary Course of Business;

                  (vii) the Seller has not issued any note, bond or other debt security or created, incurred, assumed or guaranteed any indebtedness for borrowed money or capitalized lease obligation either involving more than $2,000 singly or $5,000 in the aggregate;

                  (viii) the Seller has not delayed or postponed the payment of accounts payable and other Liabilities outside the Ordinary Course of Business;

                  (ix) the Seller has not canceled, compromised, waived or released any right or claim (or series of related rights and claims) either involving more than $2,000 or outside the Ordinary Course of Business;

                  (x) the Seller has not granted any license or sublicense of any rights under or with respect to any intellectual property;

                  (xi) there has been no change made or authorized in the charter or bylaws of the Seller;

                  (xii) the Seller has not issued, sold or otherwise disposed of any of its capital stock, or granted any options, warrants or other rights to purchase or obtain (including upon conversion, exchange or exercise) any of its capital stock;



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                  (xiii)   the Seller has not declared, set aside or paid any
         dividend or made any distribution with respect to its capital stock (whether in cash or in kind) or redeemed, purchased or otherwise acquired any of its capital stock;

                  (xiv) the Seller has not experienced any damage, destruction or loss (whether or not covered by insurance) to its property;

                  (xv) the Seller has not made any loan to, or entered into any other transaction with, any of its directors, officers, stockholders or employees outside the Ordinary Course of Business;

                  (xvi) the Seller has not entered into any employment contract or collective bargaining agreement, written or oral, or modified the terms of any existing such contract or agreement;

                  (xvii) the Seller has not granted any increase in the base compensation of any of its directors, officers or employees exceeding $5,000 per year or outside the Ordinary Course of Business;

                  (xviii) the Seller has not adopted, amended, modified or terminated any bonus, profit-sharing, incentive, severance or other plan, contract or commitment for the benefit of any of its directors, officers and employees (or taken any such action with respect to any other employee benefit plan);

                  (xix) the Seller has not made any other change in employment terms for any of its directors, officers and employees outside the Ordinary Course of Business;

                  (xx) the Seller has not made or pledged to make any charitable or other capital contribution in excess of an aggregate of $1,000;

                  (xxi) the Seller has not paid any amount to any third party with respect to any Liability or obligation (including any costs and expenses which the Seller has incurred or may incur in connection with this Agreement and the transactions contemplated hereby) which would not constitute an Assumed Liability if in existence as of the Closing;

                  (xxii) there has not been any other material occurrence, event, incident, action, failure to act or transaction outside the Ordinary Course of Business involving the Seller; and

                  (xxiii)  the Seller has not committed to any of the foregoing.

         (K) INVENTORY. Except as set forth in ss.3(k) of the Disclosure Schedule, all inventory of the Seller, whether or not reflected in the Most Recent Balance Sheet, consists of a quality and quantity usable and salable in the Ordinary Course of Business, except for obsolete items and items of below-standard quality, all of which have been written off or written down to net realizable value in the Most Recent Balance Sheet. All such inventories not written off have been priced at the lower of cost or net realizable value on a first in, first out basis. To the Knowledge of the Seller, the quantities of each item of inventory are not excessive, but are reasonable in the present circumstances of the Seller.

         (L) CONTRACTS. ss.3(l) of the Disclosure Schedule lists all material contracts, including the following contracts and other agreements to which the Seller is a party:

                  (i) any agreement (or group of related agreements) for the lease of personal property to or from any Person providing for lease payments in excess of $3,000.00 per annum;

                  (ii) any agreement (or group of related agreements) for the purchase or sale of machinery, equipment or supplies, products, or other personal property, or for the furnishing or receipt of services, the performance of which will extend over a period of more than one year, result in a material loss to the Seller, or involve consideration in excess of $5,000.00;

                  (iii) any agreement concerning a partnership or joint venture;

                  (iv) any agreement (or group of related agreements) under which it has created, incurred, assumed, or guaranteed any indebtedness for borrowed money, or any capitalized lease obligation, in excess of $5,000.00 or under which it has imposed a Security Interest on any of its assets, tangible or intangible;

                  (v) any agreement concerning confidentiality or noncompetition;

                  (vi) any agreement involving the Stockholder and any of his Affiliates;

                  (vii) any agreement for the employment of any individual on a full-time, part-time, consulting, or other basis providing annual compensation in excess of $5,000.00 or providing severance benefits;

                  (viii) any agreement under which it has advanced or loaned any amount to any of the directors, officers, and employees of the Seller outside the Ordinary Course of Business;

                  (ix) any agreement under which the consequences of a default or termination could have a material adverse effect on the business, financial condition, operations, results of operations, or future prospects of the Seller; or

                  (x) any other agreement (or group of related agreements) the performance of which involves consideration in excess of $5,000.00.



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The Seller has delivered to the Buyer a correct and complete copy of each written agreement listed in ss.3(l) of the Disclosure Schedule (as amended to date) and a written summary setting forth the terms and conditions of each oral agreement referred to in ss.3(l) of the Disclosure Schedule. With respect to each such agreement: (A) the agreement is legal, valid, binding, enforceable, and in full force and effect; (B) the agreement will continue to be legal, valid, binding, enforceable, and in full force and effect on identical terms following the consummation of the transactions contemplated hereby (including the assignments and assumptions referred to in ss.2 above); (C) no party is in breach or default, and no event has occurred which with notice or lapse of time would constitute a breach or default, or permit termination, modification, or acceleration, under the agreement; and (D) no party has repudiated any provision of the agreement.

         (M) LITIGATION. ss.3(m) of the Disclosure Schedule sets forth each instance in which the Seller (i) is subject to any outstanding injunction, judgment, order, decree, ruling or charge or (ii) is a party or, to the Knowledge of the Seller, is threatened to be made a party to any action, suit, proceeding, hearing or investigation of, in, or before any court or quasi-judicial or administrative agency of any federal, state, local or foreign jurisdiction or before any arbitrator. None of the actions, suits, proceedings, hearings and investigations set forth in ss.3(m) of the Disclosure Schedule could result in any adverse change in the business, financial condition, operations, results of operations, or, to the Knowledge of the Seller, future prospects of the Seller. None of the stockholders, directors and officers (and employees with responsibility for litigation matters) of the Seller has any reason to believe that any such action, suit, proceeding, hearing or investigation may be brought or threatened against the Seller and its Affiliates.

         (N) CONDITION AND SUFFICIENCY OF THE ACQUIRED ASSETS. The Acquired Assets, where applicable, are structurally sound, are in good operating condition and repair (subject to normal wear and tear), and are adequate for the uses to which they are being put, and none of the Acquired Assets, where applicable, is in need of maintenance or repairs except for ordinary, routine maintenance and repairs that are not material in nature or cost. The Acquired Assets are sufficient for the continued conduct of the Seller's business after the Closing in substantially the same manner as conducted prior to the Closing.

         (O) PRODUCT LIABILITY. None of the Seller and its Affiliates has any Liability (and, to the Knowledge of the Seller, there is no Basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim or demand against it giving rise to any Liability) arising out of any injury to individuals or property as a result of the ownership, possession or use of any product manufactured, sold, leased or delivered by the Seller.

         (P) RENTAL EQUIPMENT. All Rental Equipment of the Seller, whether or not reflected in the Most Recent Balance Sheet, consists of a quality and quantity usable, rentable or salable in the Ordinary Course of Business, except for obsolete items and items of below-standard quality, all of which have been written off or written down to net realizable value in the Most Recent Balance Sheet. All such Rental Equipment not written off has been recorded at net realizable value and has been depreciated consistent with the economic life of such Rental Equipment. To the Knowledge of the Seller, the quantities of each item of such Rental Equipment are not excessive, but are reasonable in the present circumstances of the Seller. All such Rental Equipment is in good operating condition and repair, subject to normal wear and tear, and has been maintained in the ordinary course in a manner consistent with normal industry practice.

         (Q) DISCLOSURE. The representations and warranties contained in this ss.3 do not contain any untrue statement of a fact or omit to state any fact necessary in order to make the statements and information contained in this ss.3 not misleading.

         (R) INVESTMENT. The Seller (i) understands that the Note has not been, and will not be, registered under the Securities Act, or under any state securities laws, and is being offered and sold in reliance upon federal and state exemptions for transactions not involving any public offering, (ii) is acquiring the Note solely for its own account for investment purposes, and not with a view to the distribution thereof, (iii) is a sophisticated investor with knowledge and experience in business and financial matters, (iv) has received certain information concerning the Buyer and has had the opportunity to obtain additional information as desired in order to evaluate the merits and the risks inherent in holding the Note, (v) is able to bear the economic risk and lack of liquidity inherent in holding the Note, and (vi) is an "accredited investor," as such term is defined in Rule 501(a) promulgated under the Securities Act.

         (S) ACCOUNTS RECEIVABLE. All accounts receivable of the Seller that are reflected on the Most Recent Balance Sheet or on the accounting records of the Seller as of the Closing Date (collectively, the "Accounts Receivable") represent or will represent valid obligations arising from sales actually made or services actually performed in the Ordinary Course of Business. Unless paid prior to the Closing Date, the Accounts Receivable are or will be as of the Closing Date current and collectible net of a reserve in an amount not to exceed $10,000 (the "A/R Reserve") to be accrued by the Seller with the concurrence of Buyer prior to the Closing Date (which reserve shall be adequate). ss.3(s) of the Disclosure Schedule contains a complete and accurate list and description of actions pending as of the date hereof to pursue collection of the Accounts Receivable (the "Collection Actions A/R"), it being acknowledged by the Buyer that the Seller will continue to utilize and pay for reasonable collection efforts with respect thereto after the Closing. Subject to the foregoing A/R Reserve, each of the Accounts Receivable either has been or will be collected in full, without any set-off, within ninety (90) days after the day on which it first becomes due and payable; provided, however, that Collection Actions A/R have been or will be collected in full, without any set-off, within ninety (90) days after the date hereof. There is no contest, claim or right of set-off, other than adjustments in the Ordinary Course of Business, under any Contract with any obligor of an Accounts Receivable relating to the amount or validity of such Accounts Receivable. ss.3(s) of the Disclosure Schedule contains a complete and accurate list of all Accounts Receivable as of March 31, 1998, which list sets forth the aging of such Accounts Receivable. Buyer agrees to assign to the Seller any particular Accounts Receivable for which the Seller is required to indemnify the Buyer as a result of a Breach of this ss.3(s).

         (T) MARKS. ss.3(t) of the Disclosure Schedule contains a complete and accurate list and summary description of the name of the Seller, all fictional business names, trading names, registered or unregistered trademarks, servicemarks, and applications therefor (collectively, the "Marks"). The Seller is the owner of all right, title and interest in and to each of the Marks, free and clear of all liens, Security Interests, charges, encumbrances and equities.

         (U)      EMPLOYEE BENEFITS MATTERS.

                  (i) Paragraph (u)(i) of the Disclosure Schedule lists and identifies: (i) each Employee Pension Benefit Plan; (ii) each Employee Welfare Benefit Plan; and (iii) each compensation and employment arrangement, including, but not limited to, any fringe benefit, incentive compensation, bonus, severance, deferred compensation, supplemental executive compensation plan, and employment arrangement (a "Benefit Arrangement"), that is maintained by the Seller.

                  (ii) Each Employee Welfare Benefit Plan that provides medical benefits has been administered in compliance in all respects with the requirements of Code ss.4980B and ss.ss.601 through 608 of ERISA.

                  (iii) Neither the Seller nor any ERISA Affiliate (as hereinafter defined) of the Seller has participated in any Multiemployer Plan during the most recent (5) five years. As used herein, the term "ERISA Affiliate" shall mean any subsidiary of the Seller and any trade or business (whether or not incorporated) that is part of the same controlled group, or under common control with, or part of an affiliated service group that includes the Seller within the meaning of Code ss.ss.414(b), (c), (m) or (o).

                  (iv) Except as set forth in ss.7 of this Agreement, no Employee Pension Benefit Plan, Employee Welfare Benefit Plan, or Benefit Arrangement shall result in any liability to the Buyer or shall have an adverse impact upon the Acquired Assets or subject the Acquired Assets to any lien under ERISA, the Code, or the laws of any state or country.

                  (v) No Employee Benefit Pension Plan is subject to Title IV of ERISA.

                  (vi) Each Employee Benefit Pension Plan is qualified in form and operation under Code ss.401(a) and any related trust is exempt from taxation under Code ss.501(a) and has received a current favorable determination letter from the Internal Revenue Service to such effect, and each Pension Plan has complied in all material respects with ERISA and the applicable provisions of the Code.

                  (vii) Each Employee Benefit Pension Plan has been administered in accordance with its terms and applicable law.

         (V) INTERCOMPANY ARRANGEMENTS. Except as set forth in the Disclosure Schedule, no Affiliate of the Seller (i) provides or causes to be provided to the Seller any products, services, equipment, facilities or similar items or (ii) has been involved in any material business arrangement or relationship with the Seller within the past two (2) years.

         SS.4.    REPRESENTATIONS AND WARRANTIES OF THE BUYER.

         The Buyer represents and warrants to the Seller that the statements contained in this ss.4 are true, correct and complete as of the date of this Agreement and will be true, correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this ss.4).

         (A) ORGANIZATION OF THE BUYER. The Buyer is a corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation.

         (B) AUTHORIZATION OF TRANSACTION. The Buyer has full power and authority (including full corporate power and authority) to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement constitutes the valid and legally binding obligation of the Buyer, enforceable in accordance with its terms and conditions.

         (C) NONCONTRAVENTION. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby (including the assignments and assumptions referred to in ss.2 above), will (i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling charge, or, to the Knowledge of the Buyer, any other restriction of any government, governmental agency or court to which the Buyer is subject; (ii) any provision of its charter or bylaws; or (iii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument or other arrangement to which the Buyer is a party or by which it is bound or to which any of its assets is subject. The Buyer does not need to give any notice to, make any filing with, or obtain any authorization, consent or approval of any government or governmental agency in order for the Parties to consummate the transactions contemplated by this Agreement (including the assignments and assumptions referred to in ss.2 above).

         (D) BROKERS' FEES. The Buyer has no Liability or obligation to pay any fees or commissions to any broker, finder or agent with respect to the transactions contemplated by this Agreement for which the Seller could become liable or obligated.

         SS.5.    POST-CLOSING COVENANTS.

         The Parties agree as follows with respect to the period following the
Closing:

         (A) GENERAL. In case at any time after the Closing any further action is necessary or desirable to carry out the purposes of this Agreement, each of the Parties will take such further action (including the execution and delivery of such further instruments and documents) as the other Party reasonably may request, at the sole cost and expense of the requesting Party (unless the requesting Party is entitled to indemnification therefor under ss.8 below). The Seller acknowledges and agrees that from and after the Closing the Buyer (unless otherwise prohibited by law) will be entitled to possession of all documents, books, records (including Tax records and the personnel records of any former employees of the Seller hired by the Buyer), agreements and data of any sort relating to the Seller (the "Business Records"), other than as excluded in the definition of Acquired Assets. From and after the Closing Date the Buyer agrees to provide the Seller with access, upon notice and at reasonable times, to records of the Buyer relating to the Acquired Assets, including the Business Records of the Seller transferred to the Buyer, to the extent necessary to permit the Seller and the Stockholder to prepare their respective tax returns and to respond to any governmental inquiry, litigation, prospective litigation, threatened litigation, claims or other events.

         (B) LITIGATION SUPPORT. In the event and for so long as any Party actively is contesting or defending against any action, suit, proceeding, hearing, investigation, charge, complaint, claim or demand asserted by a third party in connection with (i) any transaction contemplated under this Agreement or (ii) any fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act, or transaction on or prior to the Closing Date involving the Seller and its Affiliates, the other Party will cooperate with the contesting or defending Party and its counsel in the contest or defense, make available its personnel, and provide such testimony and access to its books and records as shall be necessary in connection with the contest or defense, all at the sole cost and expense of the contesting or defending Party (unless the contesting or defending Party is entitled to indemnification therefor under ss.8 below).

         (C) TRANSITION. The Seller shall not take any action that is designed or intended to have the effect of discouraging any lessor, licensor, customer, supplier or other business associate of the Seller from maintaining the same business relationships with the Buyer after the Closing as it maintained with the Seller prior to the Closing. The Seller shall refer all customer inquiries relating to the business of the Seller to the Buyer from and after the Closing. In addition, Seller shall file an amendment to its articles of incorporation changing its name to remove "Naples" and "Rent-All" (and all variations thereof or words of similar import) from its name within five (5) days after the Closing.

         (D) CONFIDENTIALITY. The Seller shall treat and hold as such all of the Confidential Information, refrain from using any of the Confidential Information except in connection with this Agreement. In the event that the Seller is requested or required (by oral question or request for information or documents in any legal proceeding, interrogatory, subpoena, civil investigative demand or similar process) to disclose any Confidential Information, the Seller shall notify the Buyer promptly of the request or requirement so that the Buyer may seek an appropriate protective order or waive compliance with the provisions of this ss.5(d). If, in the absence of a protective order or the receipt of a waiver hereunder, the Seller is, on the advice of counsel, compelled to disclose any Confidential Information to any tribunal or else stand liable for contempt, then the Seller may disclose the Confidential Information to the tribunal; provided, however, that the Seller shall use its best efforts to obtain, at the reasonable request of the Buyer, an order or other assurance that confidential treatment will be accorded to such portion of the Confidential Information required to be disclosed as the Buyer shall designate.

         (E) COVENANT NOT TO COMPETE. In consideration for the Purchase Price and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, for a period of five (5) years from and after the Closing Date, neither the Seller, the Stockholder nor any Affiliate of the Seller shall engage, directly or indirectly, in any business that the Seller conducts as of the Closing Date (except as an employee of the Buyer or as the sublessor of the Facilities, as contemplated herein) in any area within a 250-mile radius of any Facility; provided, however, that the purchase and sale of real property by the Seller, the Stockholder and/or any Affiliate of the Seller shall not be deemed to be engaging solely by reason thereof in any such businesses; and provided, further, that ownership of less than 1% of the outstanding stock of any publicly traded corporation shall not be deemed to be engaging solely by reason thereof in any of such businesses. If the final judgment of a court of competent jurisdiction declares that any term or provision of this ss.5(e) is invalid or unenforceable, then the Parties agree that the court making the determination of invalidity or unenforceability shall have the power to reduce the scope, duration or area of the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified after the expiration of the time within which the judgment may be appealed.

         (F) SALES TAXES, ETC. The Seller shall be responsible for sales, use, documentary stamp or other transfer taxes, fees or expenses incurred as a result of the transactions contemplated by this Agreement.

         (G) NOTICE OF DEVELOPMENTS; CURE. The Seller shall notify the Buyer promptly in writing of, and contemporaneously will provide the Buyer with true and complete copies of any and all information or documents relating to, and will use all commercially reasonable efforts to cure before the Closing, any event, transaction, or circumstance occurring after the date of this Agreement that causes or will cause any covenant or agreement of the Seller under this Agreement to be breached, or that renders or will render untrue any representation or warranty of the Seller contained in this Agreement as if the same were made on or as of the date of such event, transaction or circumstance. The Seller also shall use all commercially reasonable efforts to cure, before the Closing, any violation or breach of any representation, warranty, covenant, or agreement made by it in this Agreement, whether occurring or arising before or after the date of this Agreement. No disclosure by the Seller pursuant to this ss.5(g), however, shall be deemed to amend or supplement the Disclosure Schedule, or to prevent or cure any misrepresentation or breach of warranty, unless consented to in writing by the Buyer.

         SS.6.    CONDITIONS TO OBLIGATION TO CLOSE.

         (A) CONDITIONS TO OBLIGATION OF THE BUYER. The obligation of the Buyer to consummate the transactions to be performed by it in connection with the Closing is subject to satisfaction of the following conditions:

                  (i) the representations and warranties set forth in ss.3 above shall be true and correct in all material respects at and as of the Closing Date;

                  (ii) the Seller shall have performed and complied with all of its covenants hereunder in all material respects through the Closing;

                  (iii) the Seller shall have executed and delivered to the Buyer the Sublease Agreements and the Consent to Sublease Agreements, and the landlord of each Facility shall have executed and delivered to the Buyer a Consent to Sublease Agreement;

                  (iv) the Stockholder shall have executed and delivered to the Buyer the Employment Agreement and the Agreement with Stockholder;

                  (v) the Seller shall have executed and delivered to the Buyer (A) a warranty bill of sale in the form attached hereto as Exhibit G transferring all of the Acquired Assets to the Buyer (the "Bill of Sale") and, (B) with respect to each item of Titled Property, the original Certificate of Title and registration therefore, together with such other agreements, documents and instruments as are necessary to transfer title thereof to the Buyer (collectively, the "Titled Property Transfer Documents");

                  (vi) the Buyer and the Seller shall have executed an instrument for assignment and assumption of the Assumed Liabilities in the form attached hereto as Exhibit G (the "Assumption Agreement");

                  (vii) the Seller shall have delivered, or caused to be delivered, to the Buyer a certificate of the Secretary of the Seller
         (A) stating that the resolutions adopted by its board of directors and stockholders authorizing the actions taken in connection with the transactions contemplated by this Agreement, including, without limitation, the execution and delivery of this Agreement, were duly adopted and continue in full force and effect (with a copy of such resolution to be annexed to such certificate) and (B) certifying the names and signatures of the officers of the Seller authorized to sign this Agreement and the other documents to be delivered hereunder;

                  (viii) no action, suit, or proceeding shall be pending or threatened before any court or quasi-judicial or administrative agency of any federal, state, local or foreign jurisdiction or before any arbitrator wherein an unfavorable injunction, judgment, order, decree, ruling or charge would (A) prevent consummation of any of the transactions contemplated by this

         Agreement, (B) cause any of the transactions contemplated by this Agreement to be rescinded following consummation, (C) affect adversely the right of the Buyer to own the Acquired Assets or to operate the former business of the Seller (and no such injunction, judgment, order, decree, ruling or charge shall be in effect);

                  (ix) the Seller shall have delivered to the Buyer an opinion of counsel for the Seller and the Stockholder dated the Closing Date in form and substance as attached hereto as Exhibit I, together with such other opinions as the Buyer may reasonably request;

                  (x) the Seller shall have delivered to the Buyer current Uniform Commercial Code and state, local and federal tax, sales and unemployment compensation tax, judgment, bankruptcy, and similar lien searches showing no liens, security interests, claims, or judgments against the assets of the Buyer, other than those related solely to Assumed Liabilities;

                  (xi) all necessary consents, approvals, certifications, licenses and permits with respect to the transactions contemplated hereby, the absence of which would have an adverse effect on the Buyer's rights under this Agreement, or which would constitute a breach pursuant to the provision of, or which would result in the termination or loss of any right under, any contract, agreement, instrument, document, lease, license, certification, permit, indenture or other obligation, or without which the Buyer is precluded or impeded from conducting the Seller's business after the Closing Date, shall have been received by the Buyer on or before the Closing Date;

                  (xii) the Seller shall have delivered to the Buyer a certificate to the effect that each of the conditions specified above in ss.6(a)(i)-(xi) is satisfied in all respects;

                  (xiii) the Buyer must be satisfied, in its sole discretion, with the results of its financial, legal and other due diligence with respect to the Seller and its business and assets; and

                  (xiv) all actions to be taken by the Seller in connection with consummation of the transactions contemplated hereby and all certificates, opinions, instruments, and other documents required to effect the transactions contemplated hereby will be reasonably satisfactory in form and substance to the Buyer.

         The Buyer may waive any condition specified in this ss.6(a) if it executes a writing so stating at or prior to the Closing.

         (B) CONDITIONS TO OBLIGATION OF THE SELLER. The obligation of the Seller to consummate the transactions to be performed by it in connection with the Closing is subject to satisfaction of the following conditions:

                  (i) the representations and warranties set forth in ss.4 above shall be true and correct in all material respects at and as of the Closing Date;

                  (ii) the Buyer shall have performed and complied with all of its covenants hereunder in all material respects through the Closing;

                  (iii) the Buyer shall have executed and delivered to the Seller the Sublease Agreements and the Consent to Sublease Agreements;

                  (iv) the Buyer shall have executed and delivered to the Stockholder the Employment Agreement and the Agreement with Stockholder;

                  (v) no action, suit, or proceeding shall be pending or threatened before any court or quasi-judicial or administrative agency of any federal, state, local or foreign jurisdiction or before any arbitrator wherein an unfavorable injunction, judgment, order, decree, ruling or charge would (A) prevent consummation of any of the transactions contemplated by this Agreement or (B) cause any of the transactions contemplated by this Agreement to be rescinded following consummation (and no such injunction, judgment, order, decree, ruling or charge shall be in effect);

                  (vi) the Buyer shall have delivered to the Seller an opinion of counsel for the Buyer dated the Closing Date in form and substance as attached hereto as Exhibit J;

                  (vii) the Buyer shall have delivered, or caused to be delivered, to the Seller a certificate of the Secretary of the Buyer
         (A) stating that the resolutions adopted by the Buyer's board of directors authorizing the actions taken in connection with the transactions contemplated by this Agreement, including, without limitation, the execution and delivery of this Agreement, were duly adopted and continue in full force and effect (with a copy of such resolution to be annexed to such certificate) and (B) certifying the names and signatures of the officers of the Buyer authorized to sign this Agreement and the other documents to be delivered hereunder;

                  (viii) the Buyer shall have delivered, or caused to be delivered, to the Seller a certificate of the Secretary of the Buyer's Parent (A) stating that the resolutions adopted by the Buyer's Parent's board of directors authorizing the actions taken in connection with the Buyer's Parent's execution and delivery of the Note were duly adopted and continue in full force and effect (with a copy of such resolution to be annexed to such certificate) and (B) certifying the names and signatures of the officers of the Buyer's Parent authorized to sign the Note;

                  (ix) the Buyer shall have delivered to the Seller a certificate to the effect that each of the conditions specified above in ss.6(b)(i)-(viii) is satisfied in all respects;

                  (x) the Buyer shall have paid to the Seller the Purchase Price in accordance with ss.2(c) hereof; and

                  (xi) all actions to be taken by the Buyer in connection with consummation of the transactions contemplated hereby and all certificates, opinions, instruments, and other documents required to effect the transactions contemplated hereby will be reasonably satisfactory in form and substance to the Seller.

         The Seller may waive any condition specified in this ss.6(b) if it executes a writing so stating at or prior to the Closing.

         SS.7.    EMPLOYMENT MATTERS.

         (A)      TREATMENT OF EMPLOYEES.

                  (i) The Seller shall terminate all of its employees effective as of the Closing Date. Any amounts owing to such employees, including, without limitation, any severance or termination pay obligations arising from the transactions contemplated hereby as of the Closing Date (or any matching 401(K) Plan contribution with respect thereto), will be paid by the Seller.

                  (ii) Immediately following the Closing Date, the Buyer may, but shall not be obligated to, hire certain former employees of the Seller terminated by the Seller pursuant to ss.7(a)(i) above who desire to be employed by the Buyer.

         (B)      RETIREMENT PLAN.

                  (i) The Buyer shall become the successor plan sponsor to the Seller of Seller's 401(K) Plan (the "401(K) Plan") and, at the Buyer's election, may appoint a successor trustee with respect to the 401(K) Plan at any time after the Closing Date.

                  (ii) The Seller has provided the Buyer with a full and complete copy of the 401(K) Plan, as well as the most recent determination letter received from the Internal Revenue Service with respect to the 401(K) Plan, all related trust agreements and all other funding arrangements and documents that describe the features of the 401(K) Plan.

                  (iii) Except for the Seller's post-Closing Date contributions (and liabilities therefor) to the 401(K) Plan for all time periods preceding the Closing Date, the Seller shall not thereafter be responsible for making any contributions to, or have any other liability with respect to, the 401(K) Plan. The Buyer shall indemnify and hold harmless the Seller from any costs, expenses, contributions or Liabilities associated with the operation or termination of the 401(K) Plan which relate to the time period after the Closing Date. The Seller shall indemnify and hold harmless the Buyer from any costs, expenses, contributions or Liabilities associated with the operation or termination of the 401(K) Plan which relate to the time period prior to or on the Closing Date.

                  (iv) The Seller agrees to take any and all actions necessary to cause the transfer of all books and records of the 401(K) Plan to the Buyer or to any person designated by the Buyer as successor trustee with respect to the 401(K) Plan. The Seller shall perform all acts and execute all documents as may be necessary to accomplish such transfer of the assets of the 401(K) Plan.

         (C)      HEALTH INSURANCE.

                  (i) The Seller shall use reasonable efforts to cause the group health insurance contract of the Seller to be assigned to the Buyer. Until the earlier of such time as such assignment is effected or such time as the Buyer obtains a group health insurance plan pursuant to the provisions of ss.7(c)(ii) below, the Seller shall maintain the group health insurance plan of the Seller that the former employees of the Seller participated in prior to the Closing Date. The Buyer agrees to reimburse the Seller for the Seller's premium costs for maintaining such group health insurance.

                  (ii) If the Seller is unable to assign to the Buyer the Seller's group health insurance contract as contemplated under ss.7(c)(i) above, then, within one (1) year after the Closing Date, the Buyer shall establish or otherwise adopt a group health plan which shall provide group health benefits to former employees of the Seller who are at that time employed by the Buyer, on an uninterrupted basis on substantially similar terms and at substantially similar prices as are available to all other employees of the Buyer or its Affiliates.

         (D) NO THIRD-PARTY BENEFICIARIES. Nothing contained in this section shall be construed to confer any benefit or standing to pursue any claim on any person other than the Parties, and nothing contained in this section shall create any third-party beneficiaries.

         SS.8.    REMEDIES FOR BREACHES OF THIS AGREEMENT.

         (A) SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All of the representations and warranties of the Buyer and the Seller contained in this Agreement shall survive the Closing (even if the damaged Party knew or had reason to know of any misrepresentation or breach of warranty at the time of Closing, it being agreed that the damaged Party shall nevertheless endeavor to give the other Party notice of any misrepresentation or breach actually known to the damaged Party) and continue in full force and effect forever thereafter (subject to any applicable statutes of limitations).

         (B)      INDEMNIFICATION PROVISIONS FOR BENEFIT OF THE BUYER.

                  (i) If the Seller breaches (or if any third party alleges facts that, if true, would mean that the Seller has breached) any of its representations, warranties or covenants contained in this Agreement, then the Seller shall indemnify the Buyer from and against the entirety of any Adverse Consequences which the Buyer may suffer through and after the date of the claim for indemnification resulting from, arising out of, relating to, in the nature of, or caused by the breach (or the alleged breach); provided, however, that the Seller and the Stockholder shall not have any obligation to indemnify the Buyer from and against any Adverse Consequences caused by the breach of any representation, warranty or covenant of the Seller or the Stockholder
         (A) until the sum of the Adverse Consequences suffered by the Buyer by reason of the Seller or Stockholder exceeds a $10,000 aggregate deductible (after which point the Seller and the Stockholder will be obligated to indemnify the Buyer from and against further such Adverse Consequences) or (B) to the extent the Adverse Consequences the Buyer has suffered by reason of all such breaches exceeds a $4,150,000 aggregate ceiling (after which point the Seller and the Stockholder will have no obligation to indemnify the Buyer from and against further such Adverse Consequences). The foregoing deductible and ceiling provisions shall not apply to any breach by the Seller or the Stockholder of the aforementioned representations and warranties if the Seller or the Stockholder had knowledge of such breach at any time prior to the date on which such representation or warranty is made or to any breach of any covenant of the Seller or the Stockholder, and the Seller and the Stockholder shall be liable for the entirety of such Adverse Consequences with respect to such breaches.

                  (ii) In addition to, and without limiting in any way, the Seller's liability and obligations under any other provision of this ss.8(b), the Seller shall indemnify the Buyer from and against the entirety of any Adverse Consequences which the Buyer may suffer resulting from, arising out of, relating to, in the nature of, or caused by:

                           (A) any Liability of the Seller which is not an
                  Assumed Liability (including any Liability of the Seller that becomes a Liability of the Buyer under any bulk transfer law of any jurisdiction, under any common law doctrine of de facto merger or successor liability, or otherwise by operation of law); or

                           (B) any Liability of the Seller (other than the
                  Assumed Liabilities) for unpaid Taxes, with respect to any Tax year or portion thereof ending on or before the Closing Date (or for any Tax year beginning before and ending after the Closing Date to the extent allocable to the portion of such period beginning before and ending on the Closing Date) including, but not limited to, any Taxes assessed as a result of the current sales tax audit or as a result of any other audit of the Seller.

                  (iii) In addition to, and without limiting in any way, the Seller's liability and obligations under any other provision of this ss.8(b), the Seller shall indemnify the Buyer from and against the entirety of any Adverse Consequences which the Buyer may suffer resulting from, arising out of, relating to, in the nature of, or caused by the Seller's operation of the business prior to the Closing (other than the Assumed Liabilities).

         (C)      INDEMNIFICATION PROVISIONS FOR BENEFIT OF THE SELLER.

                  (i) If the Buyer breaches (or if any third party alleges facts that, if true, would mean the Buyer has breached) any of its representations, warranties, or covenants contained in this Agreement, then the Buyer shall indemnify the Seller from and against the entirety of any Adverse Consequences which the Seller may suffer through and after the date of the claim for indemnification resulting from, arising out of, relating to, in the nature of, or caused by the breach (or the alleged breach).

                  (ii) The Buyer shall indemnify the Seller from and against the entirety of any Adverse Consequences which the Seller may suffer resulting from, arising out of, relating to, in the nature of, or caused by any Assumed Liability or by the Buyer's operation of its business after the Closing Date, except to the extent related to or caused by the negligence or intentional misconduct of the Stockholder or his Affiliates.

         (D)      MATTERS INVOLVING THIRD PARTIES.

                  (i) If any third party shall notify any Party (the "Indemnified Party") with respect to any matter (a "Third Party Claim") which may give rise to a claim for indemnification against the other Party (the "Indemnifying Party") under this ss.8, then the Indemnified Party shall promptly notify the Indemnifying Party thereof in writing; provided, however, that no delay on the part of the Indemnified Party in notifying the Indemnifying Party shall relieve the Indemnifying Party from any obligation hereunder unless (and then solely to the extent) the Indemnifying Party thereby is prejudiced.

                  (ii) The Indemnifying Party shall have the right to defend the Indemnified Party against the Third Party Claim with counsel of its choice reasonably satisfactory to the Indemnified Party so long as (A) the Indemnifying Party notifies the Indemnified Party in writing within 15 days after the Indemnified Party has given notice of the Third Party Claim that the Indemnifying Party will indemnify the Indemnified Party from and against the entirety of any Adverse Consequences the Indemnified Party may suffer resulting from, arising out of, relating to, in the nature of, or caused by the Third Party Claim, (B) the Indemnifying Party provides the Indemnified Party with evidence reasonably acceptable to the Indemnified Party that the Indemnifying Party will have the financial resources to defend against the Third Party Claim and fulfill its indemnification obligations hereunder, (C) the Third Party Claim involves only money damages and does not seek an injunction or other equitable relief, (D) settlement of, or an adverse judgment with respect to, the Third Party Claim is not, in the good faith judgment of the Indemnified Party, likely to establish a precedential custom or practice materially adverse to the continuing business interests of the

         Indemnified Party, and (E) the Indemnifying Party conducts the defense of the Third Party Claim actively and diligently.

                  (iii) So long as the Indemnifying Party is conducting the defense of the Third Party Claim in accordance with ss.8(d)(ii) above,
         (A) the Indemnified Party may retain separate co-counsel at its sole cost and expense and participate in the defense of the Third Party Claim, (B) the Indemnified Party shall not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnifying Party (not to be unreasonably withheld), and (C) the Indemnifying Party shall not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnified Party (not to be unreasonably withheld).

                  (iv) In the event any of the conditions in ss.8(d)(ii) above is or becomes unsatisfied, however, (A) the Indemnified Party may defend against, and consent to the entry of any judgment or enter into any settlement with respect to, the Third Party Claim in any manner it reasonably may deem appropriate (and the Indemnified Party need not consult with, or obtain any consent from, the Indemnifying Party in connection therewith), (B) the Indemnifying Party shall reimburse the Indemnified Party promptly and periodically for the costs of defending against the Third Party Claim (including reasonable attorneys' fees and expenses), and (C) the Indemnifying Party shall remain responsible for any Adverse Consequences the Indemnified Party may suffer resulting from, arising out of, relating to, in the nature of, or caused by the Third Party Claim to the fullest extent provided in this ss.8.

         (E) DETERMINATION OF ADVERSE CONSEQUENCES. The Parties shall take into account the time cost of money (using the Applicable Rate as the discount rate) in determining Adverse Consequences for purposes of this ss.8. All indemnification payments under this ss.8 shall be deemed to be adjustments to the Purchase Price.

         (F) OTHER INDEMNIFICATION PROVISIONS. The foregoing indemnification provisions are in addition to, and not in derogation of, any statutory, equitable or common law remedy any Party may have for breach of representation, warranty or covenant any Party may have with respect to the Seller, or the transactions contemplated by this Agreement.

         SS.9.    TERMINATION OF AGREEMENT.

         (A) TERMINATION OF AGREEMENT. This Agreement may be terminated at any time prior to the Closing:

                  (i) by the Buyer and the Seller by mutual written consent at any time prior to the Closing;

                  (ii) by either the Buyer or the Seller if the Closing shall not have been consummated on or before May 15, 1998, or such later date as the parties may agree upon;

                  (iii) by either the Seller or the Buyer if there shall be any law or regulation that makes consummation of the transactions contemplated hereby illegal or otherwise prohibited or if consummation of the transactions contemplated hereby would violate any nonappealable final order, decree or judgment of any court or governmental body having competent jurisdiction;

                  (iv) by the Buyer by giving written notice to the Seller at any time prior to the Closing (A) in the event the Seller has breached any representation, warranty or covenant contained in this Agreement in any material respect, the Buyer has notified the Seller of the breach, and the breach has continued without cure for a period of thirty (30) days after the Buyer gave such notice of breach; (B) if the Buyer objects to any amendment or supplement to the Disclosure Schedule made by the Seller pursuant to ss.3 hereof within five (5) days after the Buyer's receipt of notice of the same and the Seller fails to modify the Disclosure Schedule so as to be acceptable to the Buyer within five (5) days after Seller's receipt of Buyer's objection, said notice to specify in reasonable detail the reasons for the Buyer's objection; or (C) if events occur which render impossible compliance with one or more conditions set forth in ss.6(a) hereof and such conditions are not waived by Buyer; provided that such events did not result from any action or omission by the Buyer which were within its control and which it was not expressly permitted to take or omit by the terms of this Agreement; and

                  (v) by the Seller by giving written notice to the Buyer at any time prior to the Closing (i) in the event the Buyer has breached any representation, warranty or covenant contained in this Agreement in any material respect, the Seller has notified the Buyer of the breach, and the breach has continued without cure for a period of thirty (30) days after the Seller gave such notice of breach or (ii) if events occur which render impossible compliance with one or more conditions set forth in ss.6(b) hereof, and such conditions are not waived by Seller; provided that such events did not result from any action or omission by the Seller which were within the control of such entity and which such entity was not expressly permitted to take or omit by the terms of this Agreement.

         (B) EFFECT OF TERMINATION. If any Party terminates this Agreement as permitted by ss.9(a) above, then all rights and obligations of the Parties hereunder shall terminate without any liability of any Party to any other Party provided that in the event that such termination results from the willful failure of one Party to fulfill a condition to the performance of the obligations of the other Party or to perform a covenant of this Agreement or from a willful breach by such Party to this Agreement, such Party shall be fully liable for any and all damages incurred or suffered by the other Party as a result of such failure or breach. The provisions of ss.5(d) shall survive any termination hereof pursuant to ss.9(b).

         SS.10.   MISCELLANEOUS.

         (A) PRESS RELEASES AND PUBLIC ANNOUNCEMENTS. No Party shall issue any press release or make any public announcement relating to the subject matter of this Agreement prior to the Closing without the prior written approval of the other Party; provided, however, that any Party may make any public disclosure it believes in good faith is required by applicable law or any listing or trading agreement concerning its publicly-traded securities (in which case the disclosing Party will use its best efforts to advise the other Party prior to making the disclosure).

         (B) NO THIRD-PARTY BENEFICIARIES. This Agreement shall not confer any rights or remedies upon any Person other than the Parties and their respective successors and permitted assigns.

         (C) ENTIRE AGREEMENT. This Agreement and the exhibits and schedules attached hereto constitute the entire agreement between the Parties and supersede all prior understandings, agreements or representations by or between the Parties, written or oral, to the extent they have related in any way to the subject matter hereof.

         (D) SUCCESSION AND ASSIGNMENT. This Agreement shall be binding upon and inure to the benefit of the Parties named herein and their respective successors and permitted assigns. No Party may assign either this Agreement or any of its rights, interests or obligations hereunder without the prior written approval of the other Party; provided however, that the Buyer may (i) assign any or all of its rights and interests hereunder to one or more of its Affiliates and (ii) designate one or more of its Affiliates to perform its obligations hereunder (in any or all of which cases the Buyer nonetheless shall remain responsible for the performance of all of its obligations hereunder).

         (E) COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

         (F) HEADINGS. The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

         (G) NOTICES. All notices, requests, demands, claims, and other communications hereunder shall be in writing. Any notice, request, demand, claim or other communication hereunder shall be deemed duly given if (and then two business days after) it is sent by registered or certified mail, return receipt requested, postage prepaid, and addressed to the intended recipient as set forth below:

         If to the Seller:                           With a copy to:

         Naples Rent-All and Sales Company, Inc.     Quarles & Brady
         2600 Davis Blvd.                            411 East Wisconsin Avenue
         Naples, Florida  33942                      Milwaukee, Wisconsin  53202

         Attn: Michael C. Nordberg, President  Attn: Michael M. Grebe, Esq.

         If to the Buyer:                      With a copy to:

         NationsRent of Florida, Inc.          Squire, Sanders & Dempsey L.L.P.
         450 East Las Olas Blvd.               1300 Huntington Center
         Suite 1400                            41 South High Street
         Ft. Lauderdale, Florida  33301        Columbus, Ohio  43215
         Attn:    Gene J. Ostrow and           Attn: Anthony J. Sugar, Esq.
                  Jonathan G. Usher

                                               and

                                               Randall M. Walters, Esq.
                                               1900 Huntington Center
                                               41 South high Street
                                               Columbus, Ohio  43215

Any Party may send any notice, request, demand, claim, or other communication hereunder to the intended recipient at the address set forth above using any other means (including personal delivery, expedited courier, messenger service, telecopy, telex, ordinary mail or electronic mail), but no such notice, request, demand, claim or other communication shall be deemed to have been duly given unless and until it actually is received by the intended recipient. Any Party may change the address to which notices, requests, demands, claims and other communications hereunder are to be delivered by giving the other Party notice in the manner herein set forth.

         (H) GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the domestic laws of the State of Florida without giving effect to any choice or conflict of law provision or rule that would cause the application of the laws of any jurisdiction other than the State of Florida.

         (I) AMENDMENTS AND WAIVERS. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by the Buyer and the Seller. No waiver by any Party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

         (J) SEVERABILITY. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

         (K) EXPENSES. Each of the Buyer, the Seller, and the Stockholder will bear its or his own costs and expenses (including legal fees and expenses) incurred in connection with this Agreement and the transactions contemplated hereby.

         (L) CONSTRUCTION. The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state, local or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. The word "including" shall mean including without limitation. Nothing in the Disclosure Schedule shall be deemed adequate to disclose an exception to a representation or warranty made herein unless the Disclosure Schedule identifies the exception with reasonable particularity and describes the relevant facts in reasonable detail. Without limiting the generality of the foregoing, the mere listing (or inclusion of a copy) of a document or other item shall not be deemed adequate to disclose an exception to a representation or warranty made herein (unless the representation or warranty has to do with the existence of the document or other item itself). The Parties intend that each representation, warranty and covenant contained herein shall have independent significance. If any Party has breached any representation, warranty or covenant contained herein in any respect, then the fact that there exists another representation, warranty or covenant relating to the same subject matter (regardless of the relative levels of specificity) which the Party has not breached shall not detract from or mitigate the fact that the Party is in breach of the first representation, warranty or covenant.

         (M) INCORPORATION OF EXHIBITS AND SCHEDULES. The Exhibits and Schedules identified in this Agreement are incorporated herein by reference and made a part hereof.

         (N) SPECIFIC PERFORMANCE. Each of the Parties acknowledges and agrees that the other Party would be damaged irreparably in the event any of the provisions of this Agreement are not performed in accordance with their specific terms or otherwise are breached. Accordingly, each of the Parties agrees that the other Party shall be entitled to, notwithstanding the provisions of ss.9(o) below, an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and the terms and provisions hereof in any action instituted in any court of the United States or any state thereof having jurisdiction over the Parties and the matter, in addition to any other remedy to which it may be entitled, at law or in equity.

         (O) SUBMISSION TO JURISDICTION. Each of the Parties submits to the jurisdiction of any state or federal court sitting in the State of Florida in any action or proceeding arising out of or relating to this Agreement, agrees that all claims in respect of the action or proceeding may be heard and determined in any such court. Each Party also agrees not to bring any action or proceeding arising out of or relating to this Agreement in any other court. Each of the Parties waives any defense of inconvenient forum to the maintenance of any action or proceeding so brought and waives any bond, surety, or other security that might be required of any other Party with respect thereto.

         (P) BULK TRANSFER LAWS. The Buyer acknowledges that the Seller will not comply with the provisions of any bulk transfer laws of any jurisdiction in connection with the transactions contemplated by this Agreement.

         IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first above written.

                                     BUYER:

                                     NATIONSRENT OF FLORIDA, INC., a Delaware
                                       corporation


                                     By:     /s/ Gene  J. Ostrow
                                         --------------------------------------
                                              Gene J. Ostrow, President


                                     SELLER:


                                     NAPLES RENT-ALL AND SALES COMPANY,
                                       INC., a Florida corporation


                                     By:    /s/ Michael C. Nordberg
                                         --------------------------------------
                                              Michael C. Nordberg, President